Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vocodia Holdings Corp

Boca Raton, Florida

We hereby consent to the use of our report dated August 24, 2022, on the financial statements at and for the years ended December 31, 2021 and 2020, included herein on this Registration Statement of Vocodia Holdings Corp on Form S-1. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

January 31, 2023